CONSENT OF SRK CONSULTING (U.S.), INC.

I, Neal Rigby, on behalf of SRK Consulting (U.S.), Inc., consent to the inclusion in this registration statement on Form S-3 of NovaCopper Inc., as amended, which is being filed with the United States Securities and Exchange Commission, of references to SRK Consulting (U.S.), Inc.’s name and to the use of the technical report titled “NI 43-101 Preliminary Economic Assessment, Ambler Project, Kobuk, AK” effective February 1, 2012.

DATED:	March 11, 2013

SRK CONSULTING (U.S.), INC.

/s/ Neal Rigby
Name: Neal Rigby
Title: Corporate Consultant, Mining